SCHEDULE A

Amended as of May 31, 2019

MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

Name of Fund	Maximum Annual Operating Expense Limit	Initial Term End Date
Diversified International Fund
Institutional Class	1.36%	May 31..2020
Investor Class	1.61%	May 31, 2020
Quantitative Long/Short Fund
Institutional Class	1.70%	May 31, 2010
Investor Class	1:95%	May 31, 2010
Burkenroad Small Cap Fund
Institutional Class	1.00%	May 31, 2020
Investor Class	1.25%	May 31, 2020
Class D	1.50%	May 31, 2020
Louisiana Tax-Free Income Fund
Institutional Class	0.75%	May 31, 2012
Investor Class	1.00%	May 31, 2012
Mississippi Tax-Free Income Fund
Institutional Class	0.75%	May 31, 2012.
Investor Class	1.00%	May 31, 2012
Diversified Income Fund
Institutional Class	0.90%	May 31, 2014
Investor Class	1.15%	May 31, 2014
U.S. Small Cap Fund
Institutional Class	1.10%	May 31, 2015
Investor Class	1.35%	May 31, 2015
Dynamic Asset Allocation Fund
Institutional Class	1.40%	May 31, 2016
Investor Class	1.65%	May 31, 2016
International Small Cap Fund
Institutional Class	1.25%	May 31, 2020
Investor Class	1.50%	May 31, 2020
Microcap Fund
Institutional Class	1.30%	May 31, 2020
Investor Class	1.55%	May 31, 2020

Acknowledged and Accepted by:

Horizon Advisers

/s/ David Lundgren
Name: David Lundgren
Title: EVP/CIO

The Advisors’ Inner Circle Fund II

/s/ Dianne M. Descoteaux
Name: Dianne M. Descoteaux
Title: VP & Secretary